Fresh Del Monte Produce Inc.
For information, contact:
Christine Cannella
Assistant Vice President, Investor Relations
305-520-8433

FOR IMMEDIATE RELEASE

Fresh Del Monte Produce's Board of Directors Announces Director Retirement

CORAL GABLES, Fla. - February 23, 2018 - The board of directors of Fresh Del Monte Produce Inc. (NYSE: FDP) announced that Hani El-Naffy has informed them of his intention to retire from the Company's board of directors at the end of his current term as director which expires on May 2, 2018. Mr. El-Naffy assumed his responsibilities on Fresh Del Monte's board in August 1996. Mr. El-Naffy's decision to retire was not the result of any dispute or disagreement with the Company.

About Fresh Del Monte Produce Inc.
Fresh Del Monte Produce Inc. is one of the world's leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa and the Middle East. Fresh Del Monte markets its products worldwide under the Del Monte® brand, a symbol of product innovation, quality, freshness and reliability for more than 125 years.

Forward-looking Information
This press release contains certain forward-looking statements regarding the intents, beliefs or current expectations of the Company or its officers with respect to various matters. These forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update these statements. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company's actual results may differ materially from those in the forward-looking statements as a result of various important factors, including those described under the caption “Key Information - Risk Factors” in Fresh Del Monte Produce Inc.'s Annual Report on Form 10-K for the year ended December 29, 2017, along with other reports that the Company has on file with the Securities and Exchange Commission.

Note to the Editor: This release and other press releases are available on the Company's web site, www.freshdelmonte.com.

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